                                                                    EXHIBIT 99.9



                          SECOND AMENDED AND RESTATED
                             PARTNERSHIP AGREEMENT

                                      OF

                       THREE EMBARCADERO CENTER VENTURE

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1 - THE PARTNERSHIP....................................................................................   3
         SECTION 1.1     Continuation of the Partnership.......................................................   3
         SECTION 1.2     Partnership Name......................................................................   3
         SECTION 1.3     Place of Business.....................................................................   3
         SECTION 1.4     General Partnership...................................................................   3
         SECTION 1.5     Term of Partnership...................................................................   3
         SECTION 1.6     Purposes of the Partnership...........................................................   3
         SECTION 1.7     Definitions...........................................................................   4

ARTICLE 2 - CAPITALIZATION.....................................................................................   8
         SECTION 2.1     Partners' Percentage Interests........................................................   8
         SECTION 2.2     Additional Capital Contributions; Limitations on Future Capital Contributions;
                  Obligation of Managing Partner to Purchase BP Notes..........................................   8
         SECTION 2.3     Admission of Additional Partners......................................................   8
         SECTION 2.4     Return of Capital Accounts and Redemption of Partnership Interests....................   9
         SECTION 2.5     Investment Loan, Equity Redemption Loan, Prudential Guarantied Loan, Existing
                  Loans and Replacement Loans..................................................................   9

ARTICLE 3 - ALLOCATIONS OF PROFITS AND LOSSES..................................................................  10
         SECTION 3.1     Capital Accounts and Allocations of Profit and Loss...................................  10

ARTICLE 4 - DISTRIBUTIONS......................................................................................  12
         SECTION 4.1     Distributions.........................................................................  12
         SECTION 4.2     Amounts Withheld......................................................................  12

ARTICLE 5 - MANAGEMENT OF THE PARTNERSHIP......................................................................  12
         SECTION 5.1     Management............................................................................  12
         SECTION 5.2     Rights to Delegate and Employ.........................................................  13
         SECTION 5.3     Enumeration of Specific Rights and Powers.............................................  13
         SECTION 5.4     Limitations on Managing General Partner's Authority...................................  15
         SECTION 5.5     Filing of Returns and Other Writings..................................................  16
         SECTION 5.6     Other Permissible Activities..........................................................  16
         SECTION 5.7     Contracts with Affiliates; Borrowing from Partners....................................  17
         SECTION 5.8     Indemnification.......................................................................  17
         SECTION 5.9     Liability of the Managing General Partner.............................................  19
         SECTION 5.10    Other Matters Concerning the Managing General Partner.................................  20

ARTICLE 6 - ACCOUNTING.........................................................................................  20
         SECTION 6.1     Fiscal Year and Tax Accounting Method.................................................  20

                                      (i)

                                                                                                              Page
                                                                                                              ----
         SECTION 6.2     Books, Records, and Tax Reports....................................................  21
         SECTION 6.3     Accounting Practice................................................................  21
         SECTION 6.4     Accountants........................................................................  21
         SECTION 6.5     Bank Accounts......................................................................  21

ARTICLE  7 - RIGHTS AND OBLIGATIONS OF THE NON-MANAGING.....................................................  21
         SECTION 7.1     Contributions by Non-Managing General Partners.....................................  21
         SECTION 7.2     Corporate Authority................................................................  21
         SECTION 7.3     Role of Non-Managing General Partners..............................................  22
         SECTION 7.4     Rights and Obligations Under the Act...............................................  22
         SECTION 7.5     Redemption Rights..................................................................  22

ARTICLE 8 - WITHDRAWAL AND REPLACEMENT OF PARTNERS AND......................................................  22
         SECTION 8.1     Non-Managing General Partners......................................................  22
         SECTION 8.2     Managing General Partner...........................................................  22
         SECTION 8.3     Transfer of Partnership Interests..................................................  22
         SECTION 8.4     Substituted Non-Managing General Partners..........................................  24
         SECTION 8.5     Assignees..........................................................................  24

ARTICLE 9 - DISSOLUTION, LIQUIDATION AND TERMINATION........................................................  25
         SECTION 9.1     Dissolution........................................................................  25
         SECTION 9.2     Liquidation........................................................................  25

ARTICLE 10 - MISCELLANEOUS..................................................................................  26
         SECTION 10.1    Redemption Agreement...............................................................  26
         SECTION 10.2    Notice.............................................................................  26
         SECTION 10.3    Further Assurances.................................................................  27
         SECTION 10.4    Agreement in Counterparts..........................................................  27
         SECTION 10.5    Construction.......................................................................  27
         SECTION 10.6    Governing Law......................................................................  27
         SECTION 10.7    Amendments.........................................................................  27
         SECTION 10.8    Pronouns...........................................................................  27
         SECTION 10.9    Successors in Interest.............................................................  27
         SECTION 10.10   Headings...........................................................................  28
         SECTION 10.11   Consent to Jurisdiction and Service of Process.....................................  28
         SECTION 10.12   Waiver of Jury Trial...............................................................  28

                                     (ii)

SCHEDULES AND EXHIBITS

Schedule A  Partners and Percentage Interests

Exhibit A   Legal Description of Property
Exhibit B   Approved Terms and Conditions of Loans from Managing General Partner
Exhibit C   Description of Equity Redemption Loan
Exhibit D   Description of Prudential Guarantied Loan
Exhibit E   Description of Business Interruption and General Liability Insurance
Exhibit F   Description of Financing Plan for the Partnership
Exhibit G   Form of Special BP Loan Note

                                     (iii)

                          SECOND AMENDED AND RESTATED
                             PARTNERSHIP AGREEMENT

                                      OF

                       THREE EMBARCADERO CENTER VENTURE


     This SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT OF THREE EMBARCADERO CENTER VENTURE (this "Agreement") is entered into and shall be effective as of
                      ---------
the 12th day of November, 1998, by and between Boston Properties LLC, a Delaware limited liability company, having a mailing address c/o Boston Properties, Inc., 8 Arlington Street, Boston, Massachusetts 02116, as managing general partner ("BPLLC" or the "Managing General Partner"), BP EC3 Holdings LLC, a Delaware
  -----          ------------------------
limited liability company, having a mailing address c/o Boston Properties, Inc., 8 Arlington Street, Boston, Massachusetts 02116, as non-managing general partner ("Holdings LLC"), and The Prudential Insurance Company of America, a New Jersey
  ------------
corporation, having a mailing address c/o Prudential Realty Group, 8 Campus Drive, 4th Floor - Arbor Circle South, Parsippany, New Jersey 07054 ("Prudential"), as non-managing general partner. Holdings LLC and Prudential
  ----------
are sometimes hereinafter referred to as the "Non-Managing General Partners" and
                                              -----------------------------
each as a "Non-Managing General Partner."  The Managing General Partner and the
           ----------------------------
Non-Managing General Partners are sometimes hereinafter referred to as the "Partners."
 --------


                                   RECITALS:

     A.   THREE EMBARCADERO CENTER VENTURE (the "Partnership") is a California
                                                 -----------
general partnership formed pursuant to and governed by that certain Agreement of Partnership dated as of January 1, 1979, creating a general partnership named Three Embarcadero Center Venture, and as subsequently amended on December 29, 1986, December 31, 1986, January 1, 1992 and September 28, 1998 (as revised to such date, the "Prior Partnership Agreement").
                ---------------------------

     B. The Partnership owns and has in operation that certain parcel of real property situated in the City and County of San Francisco, California, and more particularly described on Exhibit A hereto, upon which is erected an office
                          ---------
building, related improvements and personal property owned by the Partnership and situated thereon or therein, known generally as Three Embarcadero Center (the "Real Property").
      -------------

     C. On September 30, 1998, the interest of Fedmark Corporation, a Delaware corporation ("Fedmark"), in the Partnership was redeemed for cash. Following
              -------
such redemption, all of the outstanding partnership interests in the Partnership were held by Prudential, with a 50.025263% partnership interest, and Embarcadero Center Investors Partnership, a California limited partnership ("ECIP"), with a
                                                                 ----
49.974737% partnership interest.

     D. Pursuant to that certain Master Transaction Agreement, dated September 28, 1998 (the "Master Transaction Agreement"), by and among (i) Prudential, PIC
               ----------------------------
Realty Corporation, a Delaware corporation ("PIC"), Fedmark, ECIP, Pacific Property Services, L.P., a California limited partnership, and the other persons identified therein on Exhibit A-1 thereto, on the one hand, and (ii) Boston
                      -----------
Properties Limited Partnership, a Delaware limited partnership (the "Operating
                                                                     ---------
Partnership"), and Boston Properties, Inc., a Delaware corporation ("Public
-----------                                                          ------
Company") on the other hand, the Operating Partnership acquired the right,
-------
subject to the satisfaction of various conditions, to have all of the partners of ECIP contribute to the Operating Partnership all of their interests in ECIP. On November 12, 1998, following the redemption of Fedmark as a partner of the Partnership as described in the preceding paragraph, the closing of the transactions contemplated by the Master Transaction Agreement occurred, and the Operating Partnership directed the partners of ECIP to convey their interests in ECIP to BP EC1 Holding LLC, a Delaware limited liability company ("Holdings 1 LLC") and the partners of ECIP did so convey their interests in ECIP to Holdings 1 LLC (which conveyance constituted a contribution to the Operating Partnership). Upon such conveyance, by operation of law ECIP dissolved and Holdings 1 LLC succeeded to ECIP's 49.974737% partnership interest in the Partnership. Prior to the amendment and restatement of this Agreement, Holdings 1 LLC conveyed to BPLLC a 0.499747% partnership interest in the Partnership and conveyed to Holdings LLC a 49.474990% partnership interest in the Partnership. As a result of the foregoing, (i) ECIP and Fedmark (the "Withdrawing Partners")
                                                         --------------------
have ceased to be partners of the Partnership, (ii) BPLLC and Holdings LLC have been admitted as partners of the Partnership, and (iii) as of the date hereof BPLLC, Prudential and Holdings LLC are the sole partners of the Partnership with percentage interests of 0.499747%, 50.025263% and 49.474990%, respectively.

     E. To reflect the transfers, successions, admissions and withdrawals recited above, to provide for the continuation of the Partnership as a California general partnership under the Act, and to provide for the revised terms and conditions under which the Partnership will continue in existence and be governed, the parties wish to amend and restate the Prior Partnership Agreement in its entirety, as provided herein.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     I.   Transfer of Partnership Interests.  Pursuant to the transactions
          ---------------------------------
described in the Recitals above, the Withdrawing Partners have ceased to be partners in the Partnership, BPLLC has been admitted as the Managing General Partner of the Partnership with a 0.499747% Percentage Interest and Holdings LLC has been admitted as a Non-Managing General Partner of the Partnership with a 49.474990% Percentage Interest. Prudential shall continue as a Non-Managing General Partner of the Partnership with a 50.025263% Percentage Interest.

     II.  Amendment and Restatement.  The Original Partnership Agreement is
          -------------------------
hereby amended and restated in its entirety as follows:

                          ARTICLE 1 - THE PARTNERSHIP

     SECTION 1.1   Continuation of the Partnership.
                   -------------------------------

     The Partners hereby agree to continue the Partnership as a general partnership under and pursuant to the Uniform Partnership Act of the State of California (the "Act") as the same is now or hereafter amended. The Partners
                 ---
shall promptly execute, and the Managing General Partner shall promptly cause to be filed with the proper offices, any certificate or amendments thereto required by the Act or any other applicable partnership act, fictitious name act, or similar statute in effect, or for any reasonable purpose.

     SECTION 1.2   Partnership Name.
                   ----------------

     The name of the Partnership shall continue to be "THREE EMBARCADERO CENTER VENTURE." All business of the Partnership shall be conducted under such name or under such variations thereof as the Managing General Partner deems necessary or appropriate to comply with the requirements of law in any applicable jurisdiction in which the Partnership may do business.

     SECTION 1.3   Place of Business.
                   -----------------

     The principal place of business of the Partnership shall be c/o Boston Properties, Inc., Four Embarcadero Center, Suite 2600, San Francisco, California 94111, or at such other place or places as the Managing General Partner may designate.

     SECTION 1.4   General Partnership.
                   -------------------

     The Partnership shall be a general partnership, governed by the Act. The interests of the Partners in the Partnership shall be personal property for all purposes. All real and other property owned by the Partnership shall be deemed owned by the Partnership, as a partnership, and no Partner, individually, shall have any ownership of such property.

     SECTION 1.5   Term of Partnership.
                   -------------------

     The term of the Partnership shall continue until 12:00 noon on December 31, 2050, unless sooner terminated in accordance with the terms and conditions of this Agreement, or by applicable law.

     SECTION 1.6   Purposes of the Partnership.
                   ---------------------------

     The purpose of the Partnership shall be:

          (a) to own, manage, develop, improve, renovate, rehabilitate, operate, hold for investment, lease, encumber, mortgage, pledge, assign, exchange, sell and/or otherwise deal with the Property;

          (b) to retain managing agents and consultants therefor, and to do all things necessary or useful in connection with any of the foregoing;

          (c) in addition to, and in furtherance of these purposes and powers, the Partnership shall have the power (i) to borrow money and issue evidences of indebtedness and to secure same by mortgage, pledge or other lien (including, without limitation, obtaining the Equity Redemption Loan and Prudential Guarantied Loan), and
               (ii) to guarantee the obligations of any other Person when done in furtherance of the Partnership's business, including any indebtedness of such Person, and to secure such guarantee obligations by mortgage, pledge or other lien on any asset of the Partnership;

          (d)  to make and service the Investment Loan as contemplated herein;

          (e) subject to the express terms, provisions and restrictions of this Agreement, to engage in and consummate the transactions described in the Master Transaction Agreement;

          (f) to enter into the Redemption Agreement and consummate the transactions described therein; and

          (g) to enter into, perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of any of the foregoing purposes; and

          (h) to use the Excess Mortgage Loan Proceeds to make the Special BP Loan.

     The Partnership shall not engage in any other business. It is further agreed that the Partnership shall at all times adhere to at least the level of quality in the maintenance and operation of the Property as a first class office and retail complex as maintained by the Partnership during the twelve (12) month period preceding the date hereof.

     SECTION 1.7   Definitions.
                   -----------

     In addition to the capitalized terms defined in the recitals and elsewhere herein, the following terms shall have the following meanings:

     "Act" has the meaning set forth in Section 1.1 hereof.
      ---

     "Affiliate" means, with respect to any Person, any Person directly or
      ---------
indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. No officer, director or equity owner of the Managing General Partner shall be considered an Affiliate of the Managing General Partner solely as a result of serving in such capacity or being an equity owner of the Managing General Partner.

     "Approved Loan Costs" shall mean all fees, costs and expenses incurred by
      -------------------
the Partnership or any Partner in connection with the Equity Redemption Loan or Prudential Guarantied Loan that are expressly approved by each of the Partners (which approval shall not be unreasonably withheld, conditioned or delayed), including, without limitation, (i) all fees and expenses of the lender(s) thereof subject to reimbursement by the Partnership or any Partner, and (ii) all of the reasonable legal fees and expenses incurred directly by such Persons (or any of their constituent owners) in connection with the Equity Redemption Loan and the Prudential Guarantied Loan.

     "Borrowing Costs" of a loan shall mean the cost of procuring and repaying
      ---------------
such loan expressed as an "all-in" effective annual interest rate per annum to be determined taking into account all costs of procuring and repaying such loan including, without limitation, all (i) periodic interest and other amounts due and payable in connection with such loan, (ii) all loan points and fees paid with respect to such loan, (iii) all fees and expenses of the lender(s) thereof that are subject to payment or reimbursement by the borrower in connection therewith, and (iv) all legal fees and expenses incurred by the borrower in connection therewith; provided that, all points, fees, costs and expenses will
                      -------- ----
be amortized on a straight-line basis over the term of the loan.

     "BP Note" means a note, in the form and for a purpose described in Exhibit
      -------                                                           -------
B hereto, given by the Partnership to the Managing General Partner or any of its
-
Affiliates.

     "BP Partners" means Boston Properties LLC, the Managing General Partner,
      -----------
and BP EC3 Holdings LLC, a Non-Managing General Partner.

     "Capital Contributions" means, with respect to any Partner, the amount of
      ---------------------
money and the initial fair market value of any property (other than money) contributed to the Partnership with respect to the interest in the Partnership held by such Person less the amount of liabilities to which such property is subject and which the Partnership is considered to assume pursuant to the provisions of Section 752 of the Code (as defined below).

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time  (or any corresponding provisions of succeeding law).

     "Equity Redemption Loan" shall mean a loan to the Partnership governed by
      ----------------------
the term loan agreement particularly described on Exhibit C attached hereto, a
                                                  ---------
true, correct and complete copy of which has been delivered to each of the Partners prior to the date hereof. "Equity Redemption Loan" shall also include any extension or modification of the Equity Redemption Loan and any new loan obtained by the Partnership to replace or refinance the Equity Redemption Loan; provided that, any such extension, modification or new loan shall be in
-------- ----
compliance with the terms and provisions of this Agreement and the Redemption Agreement.

     "Excess Mortgage Loan Proceeds" shall mean the excess proceeds of any new
      -----------------------------
mortgage loan borrowing secured by the Real Property over and above the amounts of such proceeds used to (i) repay any existing mortgage debt secured by the Real Property prior to the date hereof, (ii) pay any prepayment penalty, premium or fee in connection with any such existing mortgage loan that is repaid, and
(iii) pay the transaction costs incurred by the Partnership in connection with such borrowing or the prepayment of any existing mortgage loan.

     "Indemnitee" means (i) any Person made a party to a claim or proceeding by
      ----------
reason of (A) his or its status as a Partner, or as a director or officer of the Partnership or a Partner, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership (including, without limitation, any indebtedness which the Partnership has assumed or taken assets subject to); and (ii) such other Persons (including Affiliates of a Partner or the Partnership) as the Managing General Partner may reasonably designate from time to time (whether before or after the event giving rise to potential liability), for a purpose related to Partnership business.

     "Interest Rate Approved Loan Costs" has the meaning given thereto in
      ---------------------------------
Section 2.5(e)(i).

     "Investment Loan" shall mean a loan made by the Partnership to the
      ---------------
Investment Loan Borrower in an amount equal to $76,897,000 pursuant to (and in accordance with the terms and provisions of) that certain Note Purchase Agreement of even date herewith, by and between the Partnership and Investment Loan Borrower.

     "Investment Loan Borrower" shall mean Prudential Realty Securities, Inc., a
      ------------------------
Delaware corporation.

     "Investment Notes" means the promissory notes of the Investment Loan
      ----------------
Borrower acquired by the Partnership in connection with the Investment Loan.

     "Managing General Partner" means Boston Properties LLC, a Delaware limited
      ------------------------
liability company, and any other Person who may become a Managing General Partner pursuant to the terms of this Agreement, in either case until such Person has ceased to be a Managing General Partner pursuant to the terms of this Agreement.

     "Non-Managing General Partner" means BP EC3 Holdings LLC, a Delaware
      ----------------------------
limited liability company, and The Prudential Insurance Company of America, a New Jersey corporation, and any other Person who may become a Non-Managing General Partner pursuant to the terms of this Agreement, in each such case until such Person has ceased to be a Non-Managing General Partner pursuant to the terms of this Agreement. "Non-Managing General Partners" means all such Persons, if there is more than one. If at any time there is more than one Non-Managing General Partner, then all references herein to the Non-Managing General Partner shall, unless the context requires otherwise, be deemed to refer to the Non-Managing General Partners.

     "Partnership" means the partnership governed by this Agreement and any
      -----------
partnership continuing the business of the Partnership in the event of dissolution as herein provided.

     "Percentage Interest" means, with respect to any Partner, the Percentage
      -------------------
Interest set forth opposite such Partner's name on Schedule A.  In the event any
                                                   ----------
Partner's interest in the Partnership is transferred in accordance with the provisions of this Agreement, the transferee of such interest shall succeed to the Percentage Interest of his transferor to the extent it relates to the transferred interest.

     "Person" means any individual, partnership, corporation, trust, or other
      ------
entity.

     "Property" shall mean the Real Property, including all real property,
      --------
improvements, leases, licenses, fixtures and tangible and intangible personal property (including, without limitation, cash, deposit accounts, money and other sums and Investment Notes so long as the Partnership holds the same) owned by the Partnership from time to time.

     "Prudential Guarantied Loan" shall mean a loan to the Partnership governed
      --------------------------
by the term loan agreement particularly described on Exhibit D attached hereto,
                                                     ---------
a true, correct and complete copy of which has been delivered to each of the Partners prior to the date hereof.

     "Redemption Agreement" shall mean that certain Redemption Agreement of even
      --------------------
date herewith, by and among the Partnership and each of the Partners.

     "Redemption Distribution" means the distribution to Prudential, in full
      -----------------------
redemption of its interest in the Partnership, of all or a portion of the Investment Notes and, if applicable, cash, as determined in accordance with the Redemption Agreement.

     "Regulations" means the Income Tax Regulations promulgated under the Code,
      -----------
as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Special BP Loan" shall mean a loan in the principal amount equal to the
      ---------------
Excess Mortgage Loan Proceeds and at an interest rate per annum equal to twelve
(12) basis points above the Borrowing Costs of the Excess Mortgage Loan Proceeds, made by the Partnership to any BP Partner, or any Affiliate of any BP Partner and evidenced by a promissory note in the form of Exhibit G attached
                                                          ---------
hereto.

     "Transfer" means, as a noun, any voluntary or involuntary transfer, sale,
      --------
pledge, hypothecation, or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate, or otherwise dispose of.


                          ARTICLE 2 - CAPITALIZATION

     SECTION 2.1   Partners' Percentage Interests.
                   ------------------------------

     The names and Percentage Interests of the Partners are set forth on Schedule A hereto.
----------

     SECTION 2.2   Additional Capital Contributions; Limitations on Future
                   -------------------------------------------------------
                   Capital Contributions; Obligation of Managing Partner to
                   --------------------------------------------------------
                   Purchase BP Notes.
                   -----------------

          (a) No Partner shall, except as otherwise required by the Act, other applicable law or this Agreement, be required to make any further Capital Contributions to the Partnership, and so long as Prudential or any Affiliate of Prudential is a Partner, no Capital Contributions shall be made to the Partnership without the prior written consent of Prudential.

          (b) At no time prior to the second anniversary of the Redemption Distribution shall the Managing General Partner call or accept Capital Contributions from any Partner for the purpose of repaying the Equity Redemption Loan or any debt replacing or refinancing the Equity Redemption Loan, and during such period no Capital Contributions made after the date hereof shall be used in such manner.

          (c) To the extent that it is necessary or desirable for the Partnership, in the sole discretion of the Managing General Partner, to raise cash for the purpose of funding working capital, capital expenditures, leasing commissions, tenant improvements or other expenditures relating to the Property at a time when the Partnership is unable to raise such cash through the receipt of Capital Contributions because of the prohibition set forth in Section 2.2(a), the Managing General Partner agrees that it (or an Affiliate of the Managing General Partner) will lend funds to the Partnership for such purposes by purchasing BP Notes from the Partnership.

     SECTION 2.3   Admission of Additional Partners.
                   --------------------------------

     The Managing General Partner shall have the right, from time to time, provided it obtains the consent of the Non-Managing General Partners, to admit additional Non-Managing General Partners to the Partnership.

     Upon the admission of any new Non-Managing General Partner, an amendment of this Agreement, reflecting such change, shall be signed by the Managing General Partner and the additional Non-Managing General Partner, and an amendment to the Certificate, reflecting such change, to the extent required or appropriate under applicable law, shall be signed by all Partners either individually or by the Managing General Partner on their behalf and filed with the Secretary of State of the State of California.

     SECTION 2.4   Return of Capital Accounts and Redemption of Partnership
                   --------------------------------------------------------
                   Interests.
                   ---------

     Except as otherwise provided in this Agreement or as set forth in the Redemption Agreement, (i) no Partner shall have the right to demand and withdraw a return of its Capital Account, and (ii) no Partner shall have the right to receive property other than cash upon a distribution to the Partners, redemption of any Partner's interest or liquidation of the Partnership.

     No Partner shall receive any interest, salary, or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Partnership or otherwise in its capacity as Partner, except (i) interest received, if any, on BP Notes or (ii) as otherwise provided in this Agreement.

     SECTION 2.5   Investment Loan, Equity Redemption Loan, Prudential
                   ---------------------------------------------------
                    Guarantied Loan, Existing Loans and Replacement Loans.
                    -----------------------------------------------------

          (a) The Partnership is hereby authorized to, and shall, make the Investment Loan to Investment Loan Borrower and acquire the Investment Notes on the date hereof.

          (b) The Partnership is hereby authorized to, and shall, borrow the Equity Redemption Loan and Prudential Guarantied Loan on the date hereof and shall thereafter perform its obligations in respect thereof subject to the terms and limitations of this Agreement. The proceeds of the Equity Redemption Loan and Prudential Guarantied Loan shall be applied to make the Investment Loan and acquire the Investment Notes on the date hereof.

          (c) In accordance with Section 2.2(b), the Partnership shall not, at any time prior to the second anniversary of the Redemption Date, use Capital Contributions made after the date hereof for the purpose of repaying the Equity Redemption Loan or any debt replacing the Equity Redemption Loan.

          (d) Except as otherwise expressly provided in this Agreement, all costs, fees, penalties and expenses incurred in connection with the satisfaction of any debt of the Partnership on the date hereof shall be paid by Prudential, on the one hand, and the BP Partners, on the other hand, in accordance with the terms and provisions of Exhibit V to the Master Transaction Agreement. All
                        ---------
Borrowing Costs of the Excess Mortgage Loan Proceeds ("Excess Proceeds Borrowing
                                                       -------------------------
Costs") shall be paid by the Partnership and capitalized and amortized over the
-----
term of the loan from which the Excess Mortgage Loan Proceeds were derived. All other Borrowing Costs incurred in connection with any Partnership borrowing (other than those described hereinabove and in subsection (e) below) shall be
                                               --------------
paid by the BP Partners.

          (e) Notwithstanding anything to the contrary provided in this Agreement, all costs, fees and expenses incurred in connection with the consummation of the Equity

Redemption Loan and Prudential Guarantied Loan shall be paid by the Partnership and borne by the Partners (and reflected in the Partnership's books as follows):

               (i) Any and all Approved Loan Costs paid in order to reduce or lock the interest rate for the Equity Redemption Loan or Prudential Guarantied Loan (including, without limitation, interest rate lock fees and loan points charged to obtain a reduced, fixed or more favorable rate (collectively, "Interest Rate Approved Loan Costs")) shall be paid by the
                     ---------------------------------
     Partnership and capitalized and amortized over the term of the appropriate loan;

               (ii) All other Approved Loan Costs shall be paid by the Partnership as current expenses and borne by each Partner in accordance with its Percentage Interest on the date hereof;

               (iii) Any other costs and expenses incurred by the Partnership with respect to the Equity Redemption Loan shall be paid by the BP Partners; and

               (iv) Any other costs and expenses incurred by the Partnership with respect to the Prudential Guarantied Loan shall be paid by Prudential.


                 ARTICLE 3 - ALLOCATIONS OF PROFITS AND LOSSES
                      AND MAINTENANCE OF CAPITAL ACCOUNTS

     SECTION 3.1   Capital Accounts and Allocations of Profit and Loss.
                   ---------------------------------------------------

          (a) Capital Accounts.  A separate capital account (a "Capital
              ----------------                                  -------
Account") shall be maintained for each Partner in accordance with Section 1.704-1(b)(2)(iv) of the Regulations, and this Section 3.1 shall be interpreted and applied in a manner consistent with such section of the Regulations. The Partnership may, at the election of the Managing General Partner, adjust the Capital Accounts of its Partners to reflect revaluations of the Partnership property whenever the adjustment would be permitted under Regulations Section 1.704-1(b)(2)(iv)(f). In the event that the Capital Accounts of the Partners are so adjusted, (i) the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property, and (ii) the Partners' distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Code. In the event that Code Section 704(c) applies to partnership property, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations
Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property. The Partners' distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Code Section 704(c), and the amount of upward and/or downward adjustments to the book value of the Partnership property shall be treated as income, gain, deduction and/or loss for purposes of applying the allocation provisions of this Article 3. In the event that Code Section 704(c) applies to Partnership property, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations
Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property. The amount of all distributions to Partners shall be determined pursuant to Section 4.1 hereof. Notwithstanding any provision contained herein to the contrary, no Partner shall be required to restore any negative balance in its Capital Account.

          (b) Allocation of Profit and Loss.  Generally, all profits and losses
              -----------------------------
will be allocated in accordance with the Percentage Interests of the Partners. It is the intention of the Partners that all items of Partnership income, gain, loss, and deduction, as determined for book purposes, shall be allocated among the Partners, and shall be credited or debited to their respective Capital Accounts in accordance with Regulations Section 1.704(b)(2)(iv), so as to ensure to the maximum extent possible (i) that such allocations satisfy the economic effect equivalence test of Regulations Section 1.704(b)(2)(ii)(i), by allocating items that can have economic effect in such a manner that the balance of each Partner's Capital Account at the end of any taxable year (increased by such Partner's "share of Partnership minimum gain and Partner minimum gain", as defined in Regulations Section 1.704-2) would be positive in the amount of cash that such Partner would receive (or would be negative in the amount of cash that such Partner would be required to contribute to the Partnership) if the Partnership sold all of its property for an amount of cash equal to the book value (as determined pursuant to Regulations Section 1.704-1(b)(2)(iv)) of such property (reduced, but not below zero, by the amount of nonrecourse debt to which such property is subject) and all of the cash of the Partnership remaining after payment of all liabilities (other than nonrecourse liabilities) of the Partnership were distributed in liquidation immediately following the end of such taxable year pursuant to Article 9, and (ii) that all allocations of items that cannot have economic effect (including credits and nonrecourse deductions) are allocated to the Partners in accordance with the Partners' interests in the Partnership, which, unless otherwise required by Code Section 704(b) and the Regulations promulgated thereunder, shall be their Percentage Interests for the taxable year.

          (c) Section 704(c) Items.  Except to the extent otherwise required by
              --------------------
the Code, Regulations Section 1.704-3 shall apply to all tax allocations governed by Code Section 704(c) and all "reverse section 704(c) allocations". The Managing General Partner shall determine the method of allocation to be used pursuant to Regulations Section 1.704-3 and shall make all elections under such section; provided, however, that with respect to the "reverse Section 704(c)
         --------  -------
allocations," caused by the transfers contemplated by the Master Transaction Agreement, the Partnership will use the "traditional method without curative allocations."

          (d) The tax returns for the Partnership for the 1998 calendar year shall be prepared using the interim closing of the books method.

                           ARTICLE 4 - DISTRIBUTIONS

     SECTION 4.1   Distributions.
                   -------------

          (a) Except as provided in Section 4.1(b) or Section 7.5, and subject to the needs of the Partnership to accumulate reserves, which prior to the Redemption Distribution shall be determined in the sole discretion of the Managing General Partner, distributions to the Partners shall be made in proportion to the Partners' Percentage Interests. Distributions shall be made from time to time at the discretion of the Managing General Partner.

          (b) Notwithstanding anything to the contrary provided in this Agreement, all payments in respect of title insurance received by the Partnership the amount of which was affected by the non-imputation endorsement to the Partnership's title insurance policy issued as of the date hereof with respect to the Property will be distributed only to the BP Partners in proportion to their respective Percentage Interests.

     SECTION 4.2   Amounts Withheld.
                   ----------------

     All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Partnership, the Managing General Partner or the Non-Managing General Partners shall be treated as amounts distributed to the Managing General Partner or Non-Managing General Partners pursuant to this Article for all purposes under this Agreement. The Managing General Partner may allocate any such amounts among the Partners in any manner that is in accordance with applicable law.

                   ARTICLE 5 - MANAGEMENT OF THE PARTNERSHIP

     SECTION 5.1   Management.
                   ----------

     The management powers over the business and affairs of the Partnership are and shall be exclusively vested in the Managing General Partner, who shall be subject to the provisions of this Agreement and to applicable law, and, subject to the consent rights set forth in Section 5.4 hereof, no Non-Managing General Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership.

     SECTION 5.2   Rights to Delegate and Employ.
                   -----------------------------

     The Managing General Partner shall devote such time and effort to the Partnership as it deems necessary and may retain agents as reasonably required or desirable to assist it. The Managing General Partner shall review the status and condition of the Property and shall supervise the activities of any agents engaged by it. The Managing General Partner may delegate any of its powers, rights and obligations hereunder, and, in furtherance of any such delegation, may appoint, employ, contract or otherwise deal with any Person (including Affiliates, but only so long as such employment, contract or other deal is not less favorable to the Partnership than would be an arms-length transaction on market terms) for the transaction of the business of the Partnership, which Persons may, under the supervision of the Managing General Partner, perform any acts or services for the Partnership as the Managing General Partner may approve.


     SECTION 5.3   Enumeration of Specific Rights and Powers.
                   -----------------------------------------

     Subject to Section 5.4, the Managing General Partner shall have all the rights and powers which may be possessed by a general partner in a partnership formed under the Act, which are otherwise conferred by law or which are necessary, advisable or convenient to the discharge of duties under this Agreement and to the management, direction and control of the business and affairs of the Partnership, exercisable without the consent of the Non-Managing General Partners (except as herein expressly provided), including the following rights and powers:

          (a) to conduct the tax, financial and business affairs of the Partnership;

          (b) to take all action necessary to acquire, purchase, renovate, rehabilitate, hold, own, improve, operate, encumber, mortgage, pledge, assign, exchange, or to sign notes or guarantee payment of any loans relating to the purposes of the Partnership;

          (c) to manage, repair, insure, service, promote, advertise, lease, sublease, and create or release interests in the Partnership property;

          (d) to timely pay out of Partnership funds such expenses as are necessary to carry out the intentions and purposes of the Partnership including real estate taxes and debt service payments to the extent there is sufficient gross cash proceeds.

          (e) to sell and/or otherwise dispose of all or any portion of the Property;

          (f) to make appropriate elections permitted under any applicable tax law, provided that such elections will not, in the opinion of counsel or the accountants for the Partnership, be disadvantageous to a majority in interest of the Non-Managing General Partners;

          (g) to change the principal office of the Partnership to other places subject to the notice provision herein provided;

          (h) to employ agents, attorneys, public accountants (which shall be, in all events, a "Big Five" accounting firm), and depositories and to grant powers of attorney;

          (i) to employ persons necessary and appropriate in the operation and management of the Partnership and the Property, including, but not limited to, supervisory managing agents, insurance brokers, real estate brokers, and loan brokers, on such terms and for such compensation which does not exceed generally prevailing market rates, all to act under the supervision of the Managing General Partner, and the Managing General Partner on behalf of the Partnership is hereby authorized to enter into an agreement with any Managing General Partner in their individual capacities or a corporation or other entity affiliated with any Managing General Partner for the performance of such services to the Partnership except as otherwise provided for in this Agreement;

          (j) to enter into any contract of insurance which the Managing General Partner deems necessary and proper for the protection of the Partnership, the conservation of the Property or any other asset of the Partnership, or for a purpose convenient or beneficial to the Partnership, including but not limited to, a contract naming the Managing General Partner as additional insured, and to continue in force any policies required by any mortgage, lease or other agreement relating to the Property or any part thereof; provided that, so long
                                                        -------- ----
as Prudential or any Affiliate of Prudential is a Partner, (i) the Partnership shall maintain reasonable and customary insurance with respect to the Property with amounts and types of coverage that are at least comparable to that maintained by Affiliates of the BP Partners with respect to other properties owned by such Affiliates (after giving effect to differences in the value and nature of such properties) and (ii) the Partnership shall maintain business interruption and commercial general liability insurance in at least the amounts set forth on Exhibit E hereto;
             ---------

          (k) to pay, collect, compromise, arbitrate, resort to legal action or otherwise make or defend claims or demands of or against the Partnership; provided that, so long as Prudential, or an Affiliate of Prudential, is a
-------- ----
Partner, neither the Managing General Partner nor the Partnership shall compromise or settle any claim or demand of, or against, the Partnership without Prudential's, or its Affiliate's, consent, which consent will not be unreasonably withheld;

          (l) to borrow money and issue evidences of indebtedness in furtherance of any and all purposes of the Partnership, including borrowings from Partners of the Partnership, as contemplated by Section 5.7 hereof or otherwise, and including borrowings made in accordance with the financing plan for the Partnership described in Exhibit F hereto; to guarantee the obligations of any
                         ---------
other Person (but only when such guaranty is made in furtherance of the business of the Partnership), including the indebtedness of such Person; and to secure any or all of the above by mortgage, pledge, guaranty or other lien on the Property and/or any other asset of the Partnership; and

          (m) to lend money to any BP Partner or any Affiliate of any BP Partner pursuant to a Special BP Loan.

      SECTION 5.4   Limitations on Managing General Partner's Authority.
                    ---------------------------------------------------

          (a) Notwithstanding anything in this Agreement to the contrary, for so long as Prudential is a Partner, the Managing General Partner shall not have the power or authority to, and shall not, cause the Partnership to take any of the following actions, without the consent of Prudential, which consent shall not be unreasonably withheld:

               (i) other than in the ordinary course of business, cause any closing of a material portion of the Property for renovations (other than repairs necessitated as a result of a fire or other casualty);

               (ii) cause or permit the engagement by the Partnership in any business other than as contemplated under Section 1.6;
                                               -----------

               (iii) take any action or make any decision involving credit, management or servicing decisions relating to the Investment Notes other than making an election to accelerate the Investment Notes upon the occurrence of (and during the continuance of) an Event of Default or taking any action or decision relating to the Redemption Distribution;

               (iv) make a loan to or guarantee the indebtedness of any Person other than (A) loans to tenants of the Property for tenant improvements or
     (B) a Special BP Loan;

               (v) cause or permit the sale of (A) all or any material portion of the Property, except leases, concessionaire agreements and space licenses entered into in the ordinary course of business of the Property, or (B) except in connection with the Redemption Distribution, the Investment Notes or any portion thereof or interest therein;

               (vi) cause the Partnership to (A) obtain any borrowing, (B) issue evidences of indebtedness, or (C) guaranty the obligations of any Person, if such borrowing, issuance or guaranty provides for recourse to Prudential (other than the Prudential Guarantied Loan or the Equity Redemption Loan or any Replacement Debt (as defined in Exhibit F);

               (vii) amend this Agreement if such amendment affects or could affect (A) the receipt, amount or timing of any distributions to Prudential, or (B) Prudential's rights or obligations under this Agreement or the Redemption Agreement;

               (viii) cause the dissolution of the Partnership, or cause the Partnership to file or otherwise commence a voluntary bankruptcy case, or consent to the commencement of an involuntary bankruptcy case, under the United States Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case, or consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of the Property;

               (ix) borrow money from the Managing General Partner or any Affiliate of the Managing General Partner except as permitted or required under Sections 2.2(c) and 5.7 or otherwise in this Agreement;
           -----------------------

               (x) assign, relinquish, settle, compromise, waive or impair any of the Partnership's rights under or with respect to, or amend, terminate, extend the term of (or time for payments due, or performance to be rendered, to the Partnership under) or otherwise modify any instrument or agreement under which the Partnership has rights and to which the Managing General Partner or any of its Related Parties is a party; or

               (xi) engage in any activity without a good faith business purpose therefor and with the intent of manipulating the "Operating Profits" or "Operating Losses" of the Partnership described in the Redemption Agreement in a manner intended to materially adversely affect, to the benefit of the other Partners, the amounts that Prudential would be entitled to receive under this Agreement or the Redemption Agreement.

     SECTION 5.5   Filing of Returns and Other Writings.
                   ------------------------------------

     The Managing General Partner shall be the Tax Matters Partner and is also specifically authorized to and shall cause the preparation and timely filing of all Partnership tax returns and shall, on behalf of the Partnership, subject to the terms and provisions of the Redemption Agreement, make such tax elections for the Partnership as it, after consultation with the Partnership's accountants, shall determine to be in the best interests of the Partners. In addition, the Managing General Partner shall timely file all other forms, documents or other writings with respect to the business and operation of the Partnership which shall be required by any governmental agency or authority having jurisdiction to require such forms, documents or other writings, and shall transmit to each Partner any form or document required to be transmitted by any such governmental agency.

     SECTION 5.6   Other Permissible Activities.
                   ----------------------------

     Nothing herein contained shall be deemed to prevent any Partner or any shareholder or affiliate thereof from engaging in other activities for profit, whether in the real estate business or otherwise. The Managing General Partner (or any shareholder or affiliate thereof), or any Partner, may, in the future, organize and manage joint ventures, additional limited partnerships or other business entities for the acquisition, management and sale of real estate. Neither this Agreement nor any activity undertaken pursuant hereto shall prevent any Partner or any affiliate from engaging in such activities, or require any Partner to permit the Partnership or any Partner to participate in any such activities and, as a material part of the consideration for each Partner's execution hereof, each Partner, for the benefit of the other Partners, hereby waives, relinquishes and renounces any such right or claim of participation.

     SECTION 5.7   Contracts with Affiliates; Borrowing from Partners.
                   --------------------------------------------------

     The Managing General Partner is authorized to enter into agreements on behalf of the Partnership with other persons or entities affiliated with the Partnership and the Partners, including with respect to the borrowing of money from, and issuance of evidences of indebtedness to, Partners of the Partnership in furtherance of any and all purposes of the Partnership, including borrowing from the Managing General Partner or any of its Affiliates for the purposes and on the terms set forth on Exhibit B attached hereto and incorporated herein by
                          ---------
reference; provided, however, that all such agreements (other than the giving of
           --------  -------
BP Notes and the making of the Special BP Loans) shall be disclosed to the other Partners and shall not be less favorable to the Partnership than had such agreement been negotiated at arms-length and on market terms. Notwithstanding any other provision of this Agreement, it is acknowledged and agreed that an Affiliate of the Managing General Partner shall enter into a management agreement with the Partnership for a management fee that does not exceed the management fee that was payable to Pacific Property Services, L.P. (the previous management company that managed the Property) as of May 1, 1998.

     SECTION 5.8   Indemnification.
                   ---------------

          (a) To the fullest extent permitted by California law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, was the result of active and deliberate dishonesty, or was the result of a breach of this Agreement by such Indemnitee (or by the Partner of which such Indemnitee is a director or officer); or (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty (except a guaranty by a Partner of nonrecourse indebtedness of the Partnership or as otherwise provided in any such loan guaranty) or otherwise for any indebtedness of the Partnership, and the Managing General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 5.8 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 5.8(a). Any indemnification pursuant to this Section 5.8 shall be made only out of the assets of the Partnership and shall not impose any personal liability on any Partner, and neither the Managing General Partner nor any Non-Managing General Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 5.8.

          (b) If the Managing General Partner avails itself of the indemnification provisions set forth herein, the Managing General Partner shall promptly notify in writing the other Partners of such fact and shall provide a brief description of the nature and magnitude of the indemnification claimed.
An Indemnitee, other than the Managing General Partner, may assert a claim for indemnification hereunder by giving written notice thereof to the Managing General Partner. If indemnification is sought for a claim or liability asserted by a third party, the Indemnitee shall also give written notice thereof to the Managing General Partner promptly after it receives notice of the claim or liability being asserted. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. The Managing General Partner, on behalf of the Partnership, shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the Indemnitee, which consent shall not be unreasonably withheld) as long as the Partnership is conducting a good faith and diligent defense. The Indemnitee shall, at all times, have the right to fully participate in the defense of a third party claim or liability at its own expense, directly or through counsel; provided, however, that if the named
                                          --------  -------
parties to the action or proceeding include both the Partnership and the Indemnitee, and the Indemnitee is advised by counsel that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the Indemnitee may engage separate counsel, whose reasonable fees and expenses shall be borne by the Partnership. If no notice of intent to dispute and defend a third party claim or liability is given by the Managing General Partner within 20 business days of receiving notice of such claim or liability, the Indemnitee shall have the right, at the expense of the Partnership, to undertake the defense of such claim or liability (with counsel selected by the Indemnitee), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that, by its nature, cannot be defended solely by the Partnership, then the Indemnitee shall make available such information and assistance as the Managing General Partner may reasonably request and shall cooperate with the Partnership in such defense, at the expense of the Partnership.

          (c) Subject to the procedures set forth in Section 5.8(b), reasonable expenses incurred by an Indemnitee who is a party to a proceeding in a matter for which the Indemnitee has undertaken the defense pursuant to the provisions of this Section 5.8 (other than as a result of the rejection or dispute by the Managing General Partner of a claim for indemnification under Section 5.8(b)) shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 5.8(a) has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

          (d) The indemnification provided by this Section 5.8 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under this Agreement or any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

          (e) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Managing General Partner shall determine in its reasonable discretion, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          (f) In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

          (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 5.8 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

          (h) The provisions of this Section 5.8 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 5.8 or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this Section 5.8, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     SECTION 5.9   Liability of the Managing General Partner.
                   -----------------------------------------

          (a) Notwithstanding anything to the contrary set forth in this Agreement, except as otherwise expressly provided in this Agreement, the Managing General Partner and its officers and directors shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of reasonable errors in judgment or of any act or omission if the Managing General Partner acted in good faith; provided, however, that the Managing General Partner shall be liable to the Partnership and Partners for its material breaches of this Agreement.

          (b) Subject to its obligations and duties as Managing General Partner set forth in Section 5.3 hereof, and subject to the limitations set forth in
Section 5.4 hereof, the Managing General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The

Managing General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing General Partner in good faith, except as otherwise expressly provided herein.

          (c) Any amendment, modification or repeal of this Section 5.9 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing General Partner's liability (and that of its officers and directors) to the Partnership and the Non-Managing General Partners under this Section 5.9 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     SECTION 5.10  Other Matters Concerning the Managing General Partner.
                   -----------------------------------------------------

          (a) The Managing General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

          (b) The Managing General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such Managing General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

          (c) The Managing General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the Managing General Partner hereunder.


                            ARTICLE 6 - ACCOUNTING

     SECTION 6.1   Fiscal Year and Tax Accounting Method.
                   -------------------------------------

     The Partnership shall operate on the basis of a calendar year, and shall report its operations for tax and all other purposes in accordance with those methods the Managing General Partner and the Partnership's accountant deem advisable.

     SECTION 6.2   Books, Records, and Tax Reports.
                   -------------------------------

     The Partnership shall maintain full and accurate books at its principal office which all Partners shall have the right to inspect and examine during business hours upon reasonable written notice to the Managing General Partner. The Managing General Partner shall keep or cause such books to be kept and shall fully and accurately enter all transactions of the Partnership therein. Such books shall be closed and balanced at the end of each calendar year. On or before March 31 of each year, the Managing General Partner will furnish the Non-Managing General Partners with a balance sheet and a statement of income and expenses of the Partners for the prior calendar year and a report on Treasury Form K-1 containing information relating to the Partnership to be used in preparing a Non-Managing General Partner's personal federal income tax return.

     SECTION 6.3   Accounting Practice.
                   -------------------

     The books of account of the Partnership shall be kept in accordance with good and accepted bookkeeping and accounting practices for similar properties, provided that all methods of accounting and of treating particular transactions shall be in accordance with the methods of accounting employed for Federal income tax purposes. The determinations of the Managing General Partner with respect to the treatment of any items or its allocation for federal, state or local tax purposes shall be binding upon all the Partners so long as such determination shall not be inconsistent with any express term hereof or of the Redemption Agreement.

     SECTION 6.4   Accountants.
                   -----------

     The Partnership's certified public accountant shall be designated by the Managing General Partner, subject to the terms and provisions of Section 5.3(h).

     SECTION 6.5   Bank Accounts.
                   -------------

     The Managing General Partner shall, on behalf of the Partnership, open and maintain a bank account or accounts in a bank or other financial institution of its choosing in which shall be deposited all of the capital, cash receipts and other funds of the Partnership.


            ARTICLE 7 - RIGHTS AND OBLIGATIONS OF THE NON-MANAGING
                               GENERAL PARTNERS

     SECTION 7.1   Contributions by Non-Managing General Partners.
                   ----------------------------------------------

     Except as provided herein, the Non-Managing General Partners shall not be obligated to make a contribution of any sort whatsoever to the capital of the Partnership, or to provide a loan.

     SECTION 7.2   Corporate Authority.
                   -------------------

     Each Partner hereby represents and covenants that its execution of this Agreement has been duly authorized by proper corporate action or otherwise.

     SECTION 7.3   Role of Non-Managing General Partners.
                   -------------------------------------

     Except as otherwise provided in this Agreement, no Non-Managing General Partner shall take part in, or interfere in any manner with, the conduct or control of the business of the Partnership, or shall have any right or authority to act for or bind the Partnership.

     SECTION 7.4   Rights and Obligations Under the Act.
                   ------------------------------------

     In addition to the foregoing rights (including any limitations thereof) and obligations, the Non-Managing General Partners shall each have those rights and obligations conferred or imposed upon partners of a general partnership under applicable law, to the extent not inconsistent with the terms hereof.

     SECTION 7.5   Redemption Rights.
                   -----------------

     Except as specifically provided in the Redemption Agreement, no Partner shall have the right to withdraw from the Partnership or have its interest in the Partnership redeemed by the Partnership.


            ARTICLE 8 - WITHDRAWAL AND REPLACEMENT OF PARTNERS AND
                       TRANSFER OF PARTNERSHIP INTEREST

     SECTION 8.1   Non-Managing General Partners.
                   -----------------------------

     No Non-Managing General Partner's interest shall be sold, assigned, transferred, pledged or hypothecated or encumbered (any such transaction, a "Transfer"), in whole or in part, except in accordance with the terms and
---------
conditions set forth in this Article 8. Any Transfer or purported Transfer of a Non-Managing General Partner's interest not made in accordance with this Article 8 shall be null and void.

     SECTION 8.2   Managing General Partner.
                   ------------------------

     The Managing General Partner may not Transfer its interest in the Partnership or withdraw from the Partnership without the consent of the Non-Managing General Partners.

     SECTION 8.3   Transfer of Partnership Interests.
                   ---------------------------------

          (a) Subject to the provisions of this Article 8, a Non-Managing General Partner may transfer its interest in the Partnership with the consent of the Managing General Partner, which consent may be withheld by the Managing General Partner in its sole and absolute discretion. Nothing in this Agreement shall be deemed to preclude the purchase by the Managing General Partner of any Non-Managing General Partnership interest and the admission of a Managing General Partner as a Non-Managing General Partner in connection therewith.

          (b) If the interest, or any part thereof, of a Partner in the Partnership is disposed of pursuant to this Section, such Partner shall nevertheless be entitled to a portion of the income, gain, loss, deduction and credit allocated to such interest or part thereof in accordance with the provisions of this agreement for the fiscal year of the Partnership in which such disposition occurs, based upon the number of months during such year that such Partner owned such interest or part thereof. Any predecessor or successor of such Partner in respect of such interest or part thereof shall share in such profits and losses for the fiscal year in which such disposition occurs and the Partnership shall be bound by such allocation, provided the same shall be deemed reasonable by the Partnership's accountants, upon being furnished with timely written notice of same. Distributions of cash or other property shall be made only to such persons who are Partners on the date of distribution.

          (c) Without limiting the foregoing, the Managing General Partner may prohibit any transfer by a Non-Managing General Partner of its interest in the Partnership if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or interests in the Partnership, or would cause a termination of the Partnership under Section 708 of the Code.

          (d) Without limiting the foregoing, no transfer by a Non-Managing General Partner of its interests in the Partnership may be made to any Person if
(i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation; (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code; (iii) such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); (iv) such transfer would, in the opinion of legal counsel for the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; or (v) such transfer would subject the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended, or would violate any loan documents to which the Partnership is a party.

          (e) The transfer of a Partnership interest shall not constitute, or result in, a dissolution of the Partnership.

     SECTION 8.4   Substituted Non-Managing General Partners.
                   -----------------------------------------

          (a) No Non-Managing General Partner shall have the right to substitute a transferee as a Non-Managing General Partner in his place. The Managing General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Non-Managing General Partner pursuant to this
Section 8.4 as a Substituted Non-Managing General Partner, which consent may be given or withheld by the Managing General Partner in its sole and absolute discretion. The Managing General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Non-Managing General Partner shall not give rise to any cause of action against the Partnership or any Partner.

          (b) A transferee who has been admitted as a Substituted Non-Managing General Partner in accordance with this Article 8 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Non-Managing General Partner under this Agreement.

          (c) Upon the admission of a Substituted Non-Managing General Partner, the Managing General Partner shall amend Schedule A to reflect the name,
                                         ----------
address, and Percentage Interest of such Substituted Non-Managing General Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Non-Managing General Partner.

     SECTION 8.5   Assignees.
                   ---------

     If the Managing General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee as a Substituted Non-Managing General Partner, as described in Section 8.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of net income, net losses, and any other items, gain, loss deduction and credit of the Partnership attributable to the interest in the Partnership assigned to such transferee, but except as otherwise provided herein shall not be deemed to be a holder of an interest in the Partnership for any other purpose under this Agreement, and shall not be entitled to vote in any matter presented to the Non-Managing General Partners for a vote (such interest in the Partnership being deemed to have been voted on such matter in the same proportion as all other interests held by Non-Managing General Partners are voted). In the event any such transferee desires to make a further assignment of any such interest in the Partnership, such transferee shall be subject to all of the provisions of this Article 8 to the same extent and in the same manner as any Non-Managing General Partner desiring to make such an assignment.

             ARTICLE 9 - DISSOLUTION, LIQUIDATION AND TERMINATION

     SECTION 9.1   Dissolution.
                   -----------

          (a) Except as herein otherwise expressly provided, the Partnership shall be dissolved upon the occurrence of any of the following events:

              (1) agreement by all of the Partners to dissolve the Partnership;

              (2) expiration of the term provided in Section 1.5 hereof;

              (3) sale or taking by eminent domain or other lawful government action resulting in transfer of title of substantially all of the Partnership's assets; or

              (4) any other event which, under applicable law, results in the dissolution of the Partnership.

          (b) Dissolution shall be effective on the date of the event giving rise to the dissolution, but the Partnership shall not terminate until the assets thereof have been distributed in accordance with the provisions of
Section 9.2 hereof.

     SECTION 9.2   Liquidation.
                   -----------

          (a) If the Partnership shall be dissolved by reason of the occurrence of any of the circumstances described in Section 9.1, no further business shall be conducted by the Partnership except for taking of such action as shall be necessary for the winding up of its affairs and distribution of its assets to the Partners pursuant to the provisions of this Article 9. Upon such dissolution, the Managing General Partner shall act as liquidator or, if it is unable or unwilling to so act, it shall appoint one or more liquidators, who shall have full authority to wind up the affairs of the Partnership and to make final distribution as provided herein.

     Upon such dissolution of the Partnership, the liquidator(s) shall determine which, if any, Partnership properties and assets should be distributed in kind, and dispose of all other Partnership properties and assets at the best cash price obtainable therefor and distribute the proceeds as follows:

              (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

              (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to Partners in their capacities as creditors of the Partnership;

              (3) The balance, if any, to the Partners in accordance with the provisions of Article 4.

          (b) Notwithstanding the foregoing, if any Partner shall be indebted to the Partnership, then, until payment of such indebtedness by said Partner, the liquidator(s) shall retain such Partner's distributive share of the Partnership properties and assets and, after applying the cost of operation of such properties and assets during the period of such liquidation against the income therefrom, the balance of such income shall be applied in liquidation of such indebtedness. However, if at the expiration of six (6) months after notice of such outstanding indebtedness has been given to such Partner and such amount has not been paid or otherwise liquidated in full, the liquidator(s) may sell the assets allocable to such Partner at public or private sale at the best price immediately obtainable, such best price to be determined in the sole judgement of the liquidator(s). So much of the proceeds of such sale as shall be necessary to liquidate such indebtedness shall then be so applied, and the balance of such proceeds, if any, shall be distributed to such Partner. Any gain or loss realized for Federal income tax purposes upon the disposition of such assets shall, to the extent permitted by law, be allocated to such Partner, and to the extent not so permitted, to the Partners.

     Thereafter, the liquidator(s) shall comply with all requirements of the Act, or other applicable law, pertaining to the winding up of a limited partnership, at which time the Partnership shall stand terminated.

          (c) In the event the Managing General Partner's interest in the Partnership is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (including, without limitation, upon the liquidation of the Partnership) and the Managing General Partner's Capital Account has a deficit balance after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs, the Managing General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(3).


                          ARTICLE 10 - MISCELLANEOUS

     SECTION 10.1  Redemption Agreement.
                   --------------------

     This Agreement and the Partners hereto are subject to the terms and provisions of the Redemption Agreement. If, and to the extent that, any terms or provisions of this Agreement are inconsistent with any terms and provisions of the Redemption Agreement, the terms and provisions of the Redemption Agreement shall govern and control.

     SECTION 10.2  Notice.
                   ------

     All notices, demands, consents, options, elections, or other communications hereunder shall be in writing and shall be deemed to have been exercised, made or given upon delivery if delivered by hand or by courier service and three (3) business days after being deposited in the United States mail and sent by certified or registered mail, return receipt requested, postage prepaid. Any notice required to be sent to any Partner shall be sent to the addresses specified on

Schedule A attached hereto and incorporated herein. Any party may designate an
----------
alternative address on five (5) days' notice to the Partnership.

      SECTION 10.3  Further Assurances.
                    ------------------

     Each of the Partners will hereafter execute and deliver such further instruments, and do such further acts as may be required to carry out the intent and purposes of this Agreement.

      SECTION 10.4  Agreement in Counterparts.
                    -------------------------

     This Agreement may be executed in one or more counterparts and all such counterparts shall constitute one agreement binding on all the parties, notwithstanding that all the parties are not signatories to the original or the several counterparts.

      SECTION 10.5  Construction.
                    ------------

     None of the provisions of this Agreement shall be for the benefit or enforceable by the creditors of the Partnership.

      SECTION 10.6  Governing Law.
                    -------------

     This Agreement shall, except as herein otherwise expressly provided, be governed and construed in accordance with the laws of the State of California.

      SECTION 10.7  Amendments.
                    ----------

     This Agreement may be amended only by a written amendment signed by all of the Partners.

      SECTION 10.8  Pronouns.
                    --------

     Any pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the undersigned may require.

      SECTION 10.9  Successors in Interest.
                    ----------------------

     Except as otherwise provided herein, all provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors and permitted assigns of any of the parties to this Agreement. However, nothing in this Agreement, whether expressed or implied, is intended to confer upon any entity, other than specifically provided, any rights or benefits under or by reason of this Agreement.

      SECTION 10.10 Headings.
                    --------

     The headings contained at the beginning of each Article and Section are for purposes of convenience only and are not intended to limit, expand or define the content thereof.

      SECTION 10.11 Consent to Jurisdiction and Service of Process.
                    ----------------------------------------------

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PARTY HERETO ACCEPTS FOR ITSELF, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Each party hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to any party hereto, at its address provided in this Agreement, such service being hereby acknowledged by each party to be sufficient for personal jurisdiction in any action against such party in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

      SECTION 10.12 Waiver of Jury Trial.
                    --------------------

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including, without limitation, contract claims, tort claims, beach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each shall continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


WITNESS:                      MANAGING GENERAL PARTNER:
                              ------------------------

                              BOSTON PROPERTIES LLC

                              By:   Boston Properties Limited Partnership,
                                    Managing Member

                                    By:  Boston Properties, Inc.,
                                         General Partner

  /s/  Frank D. Burt                     By: /s/ Thomas J. O'Connor
 --------------------------------            -------------------------------
                                             Name:  Thomas J. O'Connor
                                             Title: Vice President


WITNESS:                      NON-MANAGING GENERAL PARTNERS:
                              -----------------------------

                              BP EC3 HOLDINGS LLC

                              By:   Boston Properties Limited Partnership,
                                    Managing Member

                                    By:  Boston Properties, Inc.,
                                         General Partner

/s/  Frank D. Burt                       By: /s/ Thomas J. O'Connor
---------------------------------            -------------------------------
                                             Name:  Thomas J. O'Connor
                                             Title: Vice President


WITNESS:                      THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


/s/  Frank D. Burt                        By: /s/ Gary L. Frazier
---------------------------------             ------------------------------
                                              Name: Gary L. Frazier
                                              Title: Vice President

                                                                      SCHEDULE A
                                                                      ----------

                       ATTACHED TO AMENDED AND RESTATED
                           PARTNERSHIP AGREEMENT OF
                       THREE EMBARCADERO CENTER VENTURE

                           Managing General Partner
                           ------------------------

Name and Address                                   Percentage Interest
----------------                                   -------------------

Boston Properties LLC                                   0.499747%
c/o Boston Properties, Inc.
8 Arlington Street
Boston, Massachusetts  02116

                             Non-Managing Partners
                             ---------------------

Name and Address                                   Percentage Interest
----------------                                   -------------------

BP EC3 Holdings LLC                              49.474990%
c/o Boston Properties, Inc.
8 Arlington Street
Boston, Massachusetts  02116

The Prudential Insurance Company                                50.025263%
   of America
c/o Prudential Realty Group
8 Campus Drive
4th Floor - Arbor Circle South
Parsippany, New Jersey 07054
Attention:  John R. Triece
Facsimile: (201) 683-1797

     with copies to:

Prudential Insurance Company of America       O'Melveny & Myers
4 Embarcadero Center, Suite 2700              Embarcadero Center West
San Francisco, CA 94111                       275 Battery Street
Attention:  Harry Mixon                       San Francisco, CA 94111
Facsimile: (415) 956-2197                     Attention: Stephen A. Cowan
                                              Facsimile: (415) 984-8701

                                                                       EXHIBIT A
                                                                       ---------


                 Legal Description of Three Embarcadero Center
                 ---------------------------------------------

                            [INTENTIONALLY OMITTED]

                                                                       EXHIBIT B
                                                                       ---------


     Approved Terms and Conditions of Loans from Managing General Partner


     The Partnership shall be permitted to borrow funds from the Managing General Partner from time to time, as determined in the sole discretion of the Managing General Partner, for the purpose of funding working capital, leasing commissions, tenant improvements, capital expenditures and other expenditures relating to the Property. Each such borrowing shall be in the form of an unsecured loan and shall be evidenced by a note issued by the Partnership to the Managing General Partner in the form of Exhibit A attached to this Exhibit B.
                                        ---------                  ---------

Exhibit A                                                      [FORM OF BP NOTE]
---------

                              DELAYED DEMAND NOTE
                              -------------------


$____________________                                  San Francisco, California
                                                             _____________, 19__


     At any time after _________, 199_ [the date which is 120 days after the date of the Closing under the Master Transaction Agreement], FOR VALUE RECEIVED, THREE EMBARCADERO CENTER VENTURE, a California general partnership with a principal place of business in San Francisco, California (the "Maker"), promises
                                                               -----
to pay [BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership] [other BPLLC affiliate] with a principal place of business in Boston, Massachusetts, ON DEMAND, the principal sum of _____________________ ($__________), with interest thereon at the rate of ten percent (10%) per annum. Interest shall be computed on the number of days principal is outstanding based on a 365 day year. All interest accruing under this Note shall be due and payable (i) monthly in arrears on the fifth (5th) day of each succeeding calendar month, commencing ________, 199_ [fifth day of calendar month following month in which note is made] and continuing thereafter until all amounts due hereunder have been paid in full, or (ii) at the option of the holder, on demand at any time after __________, 199_ [the date which is 120 days after the date of the Closing under the Master Transaction Agreement].

     The outstanding balance of principal due hereunder may be prepaid in full at any time, or from time to time in part in multiples of One Thousand Dollars ($1,000.00) without any prepayment premium.

     The Maker agrees to pay all charges of the holder hereof in connection with the collection and enforcement of this Note, including reasonable attorneys' fees and disbursements.

     The Maker hereby waives presentment, demand, notice, protest and all other suretyship defenses generally and agrees that any renewal, extension or postponement of the time of payment or any other indulgence, may be effected without notice to and without releasing the Maker from any liability hereunder.

         This Note shall have the effect of an instrument under seal.


                              THREE EMBARCADERO CENTER VENTURE

                              By: Boston Properties LLC, its managing general
                                  partner

                                  By:  Boston Properties Limited Partnership,
                                       its managing member

                                       By:  Boston Properties, Inc., its
                                            general partner


                                         By:________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT C
                                                                       ---------

                     DESCRIPTION OF EQUITY REDEMPTION LOAN
                     -------------------------------------

          The "Equity Redemption Loan" shall mean that certain loan to the Partnership in the aggregate principal amount of $65,897,000, which loan is made pursuant to a certain Term Loan Agreement dated as of November 12, 1998 by and among BankBoston, N.A., The Chase Manhattan Bank, Fleet National Bank, PNC Bank, National Association, Dresdner Bank AG New York Branch and Grand Cayman Branch, The Bank of New York, Key Bank National Association, Citizens Bank and other banks which may become parties thereto as the lenders thereunder, and One Embarcadero Center Venture, Embarcadero Center Associates, Three Embarcadero Center Venture and Four Embarcadero Center Venture, collectively as the borrowers thereunder, which Term Loan Agreement provides for loans to the borrowers in the aggregate principal amount of $328,143,000. The $65,897,000 loan to the Partnership under such Term Loan Agreement is evidenced by a promissory note of the Partnership in the form provided in such Term Loan Agreement.

                                                                       EXHIBIT D
                                                                       ---------

                   DESCRIPTION OF PRUDENTIAL GUARANTIED LOAN
                   -----------------------------------------

     The "Prudential Guarantied Loan" shall mean that certain loan to the Partnership in the aggregate principal amount of $11,000,000, which loan is made pursuant to a certain Term Loan Agreement dated as of November 12, 1998 by and among The Chase Manhattan Bank as lender thereunder, and One Embarcadero Center Venture, Embarcadero Center Associates, Three Embarcadero Center Venture and Four Embarcadero Center Venture, collectively as the borrowers thereunder, which Term Loan Agreement provides for loans to the borrowers in the aggregate principal amount of $92,000,000. The $11,000,000 loan to the Partnership under such Term Loan Agreement is evidenced by a promissory note of the Partnership in the form provided in such Term Loan Agreement.

                                                                       EXHIBIT E
                                                                       ---------

      Description of Business Interruption and General Liability Insurance

Business Interruption Insurance    $145,000,000
Commercial General Liability       $  2,000,000
Umbrella Liability Program         $200,000,000

                                                                       EXHIBIT F
                                                                       ---------

      Description of Financing Plan for Three Embarcadero Center Venture

     1.   Equity Redemption Loan.  Upon the execution of this Agreement, the
          ----------------------
Partnership will enter into a 90 day Term Loan Agreement with BankBoston, N.A., on behalf of itself and as agent for the several banks that are parties thereto, to borrow approximately $65,897,000 with a term of 90 days, which borrowing shall be guaranteed by Boston Properties Limited Partnership ("BPLP"). This
                                                               ----
loan constitutes the Equity Redemption Loan. Interest on the outstanding indebtedness under the Equity Redemption Loan shall accrue at a rate equal to the 30 day Eurodollar rate plus 50 basis points. In addition, upon the closing of the Equity Redemption Loan, the Partnership will pay its proportionate share of the closing fee in the approximate aggregate amount of $116,000. The Partnership shall pledge the Investment Notes to secure obligations of the Partnership under the Equity Redemption Loan.

     2.   Prudential Guarantied Loan.  Upon the execution of this Agreement, the
          --------------------------
Partnership will also enter into a Term Loan Agreement with The Chase Manhattan Bank, N.A. to borrow approximately $11,000,000 with a term of 90 days, which borrowing shall be guaranteed by The Prudential Insurance Company of America. This loan constitutes the Prudential Guarantied Loan. Interest on the outstanding indebtedness under the Prudential Guarantied Loan shall accrue at a rate equal to the 30 day Eurodollar rate plus 30 basis points. In addition, upon the closing of the Prudential Guarantied Loan, the Partnership will pay its proportionate share of the closing fee in the approximate aggregate amount of $40,000.

     3.   Advance Under BPLP Line of Credit.  Upon the execution of this
          ---------------------------------
Agreement, BPLP will amend its existing Amended and Restated Revolving Credit Agreement (the "Credit Agreement") with BankBoston, N.A., and certain other
                ----------------
banks for which BankBoston, N.A. serves as agent, to add, inter alia, the Partnership as a Borrower under the Credit Agreement for the purpose of the advance described in the next paragraph.

     The Equity Redemption Loan will, upon the earlier of the redemption of The Prudential Insurance Company of America from the Partnership or the 90th day after the date of execution of this Agreement, be repaid through (i) a draw on the Credit Agreement by the Partnership of approximately $8,826,000 and (ii) cash of the Partnership in an amount equal to approximately $57,100,000, which cash will represent proceeds from the repayment of the Special BP Loan. As a result of the draw under the Credit Agreement, the Partnership will be a primary obligor with respect to approximately $8,826,000 of indebtedness under the Credit Agreement.

     4.   Assumption and Release with respect to Prudential Guarantied Loan.
          -----------------------------------------------------------------
The Prudential Guarantied Loan will, upon the redemption of the interest of The Prudential Insurance Company of America in the Partnership, be assumed by The Prudential Insurance Company of America and the Partnership will be released as a borrower with respect to the Prudential Guarantied Loan and all other obligations with respect thereto, as contemplated by, and subject to the terms and conditions of, the Redemption Agreement.

     In the event that the interest of The Prudential Insurance Company of America in the Partnership is not redeemed by February 10, 1999, or in the event that the Partnership is not, by such date, released in full from all obligations with respect to the Prudential Guarantied Loan and related obligations, then either (i) Prudential shall continue to guaranty the Prudential Guarantied Loan until such redemption, assumption and release occurs or (ii) if the Partnership repays and refinances the Prudential Guarantied Loan by obtaining any replacement debt ("Replacement Debt"), Prudential shall guarantee the lenders thereof of the punctual payment in full and all other obligations of such Replacement Debt.

     5.   Secured Financing. Upon the execution of this Agreement, the
          -----------------
Partnership will enter into a certain $150 million first deed of trust loan with Connecticut General Life Insurance Company.